                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                         FORM 8-K/A

                                       CURRENT REPORT


                              Pursuant to Section 13 or 15(d) of
                               Securities Exchange Act of 1934


                                       Date of Report
                             (Date of earliest event reported)

                                      June 27, 1997

                             NATIONAL WIRELESS HOLDINGS INC.
                 (Exact name of registrant as specified in its charter



            DELAWARE                     0-23598                13-3735316
---------------------------------   --------------------  ----------------------
  (State or other jurisdiction      (Commission File          (IRS Employer
        of incorporation)               Number)             Identification No.)


                249 ROYAL PALM WAY, SUITE 301, PALM BEACH, FLORIDA 33480
                 (Address of principal executive offices and zip code)

                                     (407) 832-0981
                 (Registrant's telephone number, including area code)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On June 27, 1997, the registrant completed the sale of its subsidiary, South Florida Television Inc., which holds its rights to provide wireless cable TV service in Miami, to BellSouth Corporation (NYSE: BLS) for 1,048,321 shares of BellSouth common stock, based on a $48 million purchase price.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT

Not applicable.

ITEM 5.     OTHER EVENTS

Not applicable.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Not applicable.

(b)         PRO FORMA FINANCIAL INFORMATION

NATIONAL WIRELESS HOLDINGS INC.

Index to Financial Statements

                                                                        Page(s)
                                                                        -------

National Wireless Holdings Inc. - Proforma condensed consolidated financial statements (unaudited):
      Pro forma condensed consolidated balance sheet as of
      April 30, 1997                                                      F-2

      Pro forma condensed consolidated statements of operations
         for the six months ended April 30, 1997 and the year
         ended October 31, 1996                                           F-3

South Florida Television Inc. (a wholly-owned subsidiary of National
   Wireless Holdings Inc.) - historical financial statements:
      Report of Independent Accountants                                   F-6

      Balance Sheets as of April 30, 1997 (unaudited) and                 F-7
         October 31, 1996 and 1995

      Statements of Operations and Accumulated Deficit for the
         six months ended April 30, 1997 (unaudited) and the
         years ended October 31, 1996 and 1995                            F-8

      Statements of Cash Flows for the six months ended April 30, 1997
         (unaudited) and the years ended October 31, 1996 and 1995        F-9

NATIONAL WIRELESS HOLDINGS INC.

Pro Forma Condensed Consolidated Balance Sheet (unaudited)

April 30, 1997

The following pro forma condensed consolidated balance sheet is presented as if the sale of South Florida Television Inc. ("SFTV") to BellSouth Corporation had occurred on April 30, 1997. This pro forma consolidated balance sheet should be read in conjunction with the financial statements of National Wireless Holdings Inc. (the "Company") included in its quarterly filing on Form 10-Q as of April 30, 1997 and the accompanying financial statements of SFTV listed on the index on page F-1. In management's opinion, all adjustments necessary to reflect the effects of the above transaction have been made.

The following pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated on April 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                (a)
                                                              Company           Pro-forma         Company
                       ASSETS:                               Historical        Adjustments       Pro-forma
                                                           -------------      ---------------   -----------
Current assets:
  Cash and cash equivalents                                 $    492,767              --        $   492,767
  U.S. treasury securities                                    11,791,914              --         11,791,914
  Trade and other receivables                                    509,005              --            509,005
  Prepaid expenses and other current assets                       42,551      $     (1,500)(c)       41,051
                                                            ------------      ------------      -----------
         Total current assets                                 12,836,237            (1,500)      12,834,737
                                                            ------------      ------------      -----------

Marketable securities - BellSouth Corporation common stock         --           48,000,000 (b)   48,000,000
Wireless frequency license and acquisition costs, net          2,798,618        (2,503,986)(c)      294,632
Transmission and related equipment, net                        1,117,001          (184,912)(c)      932,089
Leasehold improvements, office equipment and
  service vehicles, net                                          480,975           (39,781)(c)      441,194
Intangible assets, net                                         3,483,872              --          3,483,872
Investments                                                      420,827              --            420,827
Deposits and other assets                                        450,789           (25,790)(c)      424,999
                                                            ------------      ------------      -----------
         Total assets                                       $ 21,588,319      $ 45,244,031      $66,832,350
                                                            ============      ============      ===========
              LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                                          $  1,360,094      $   (205,000)(c)  $ 1,155,094
  Accrued expenses related to sale of SFTV                                        1,300,000(g)    1,300,000
  Due to related parties                                          93,390              --             93,390
  Current maturities of long-term debt                           442,520              --            442,520
                                                            ------------      ------------      -----------
         Total current liabilities                             1,896,004         1,095,000        2,991,004
                                                            ------------      ------------      -----------
Long-term debt                                                    47,000              --             47,000
Due to related parties                                           321,907              --            321,907
Deferred income taxes                                               --          16,800,000       16,800,000

Stockholders' equity:
  Preferred stock                                                   --                --               --
  Common stock,$.01 par value: 20,000,000 shares
    authorized; 3,253,000 shares issued and outstanding           32,530              --             32,530
  Additional paid-in capital                                  22,421,173              --         22,421,173
  Accumulated deficit                                         (3,130,295)       27,349,031(d)    24,218,736
                                                            ------------      ------------      -----------
         Total stockholders' equity                           19,323,408        27,349,031       46,672,439
                                                            ------------      ------------      -----------

         Total liabilities and stockholders' equity         $ 21,588,319      $ 45,244,031      $66,832,350
                                                            ============      ============      ===========

See accompanying notes to pro forma condensed consolidated financial statements.

NATIONAL WIRELESS HOLDINGS INC.

Pro Forma Condensed Consolidated Statements of Operations
(unaudited)

April 30, 1997



The following pro forma condensed consolidated statements of operations are presented as if the sale of SFTV to BellSouth Corporation had occurred on November 1, 1995. The pro forma consolidated statements of operations should be read in conjunction with the financial statements of National Wireless Holdings, Inc. included in its quarterly filing on Form 10-Q as of April 30, 1997 and the financial statements of SFTV as listed on the index on page F-1. In management's opinion, all adjustments necessary to reflect the effects of the above transaction have been made.

The following pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the above transactions had been consummated as of November 1, 1995, nor does it purport to represent the results of operations for future periods.

                                                                (a)
                                                              Company           Pro-forma         Company
Six months ended April 30, 1997                              Historical        Adjustments       Pro-forma
---------------------------------------------------------  -------------      ---------------   -----------
Revenue:
   Service income                                           $  1,345,398      $       --        $ 1,345,398
   Interest income                                               352,625           (11,897)(e)      340,728
   Dividend income                                                  --             754,791 (f)      754,791
                                                            ------------      ------------      -----------
               Total revenue                                   1,698,023           742,894        2,440,917
                                                            ------------      ------------      -----------
Expenses:
   Cost of services                                              681,864              --            681,864
   Market development                                            325,970          (287,781)(e)       38,189
   Professional fees                                             267,846              --            267,846
   General and administrative                                    853,850           (12,289)(e)      841,561
   Depreciation and amortization                                 405,346          (104,550)(e)      300,796
   Interest                                                       32,227              --             32,227
                                                            ------------      ------------      -----------
               Total expenses                                  2,567,103          (404,620)       2,162,483
                                                            ------------      ------------      -----------
               Income (loss) before provision for
                 income taxes                                   (869,080)        1,147,514          278,434
Provision for income taxes                                          --              40,000 (h)       40,000
                                                            ------------      ------------      -----------
               Net income (loss)                            $   (869,080)     $  1,107,514      $   238,434
                                                            ============      ============      ===========

Net income (loss) per common share                          $      (0.27)             --        $      0.07
                                                            ============                        ===========
Weighted average number of common shares
   outstanding                                                 3,253,000              --          3,253,000
                                                            ============                        ===========

See accompanying notes to pro forma condensed consolidated financial statements.

NATIONAL WIRELESS HOLDINGS INC.

Pro Forma Condensed Consolidated Statements of Operations,
(unaudited), Continued

                                                                (a)
                                                              Company       Pro-forma         Company
Year ended October 31, 1996                                  Historical    Adjustments       Pro-forma
---------------------------------------------------------  -------------  ---------------   -----------
Revenue:
   Service revenue                                         $  1,223,561   $    (78,000)(e)  $ 1,145,561
   Interest income                                            1,094,173        (44,969)(e)    1,049,204
   Dividend income                                                           1,509,582 (f)    1,509,582
                                                           ------------   ------------      -----------
               Total revenue                                  2,317,734      1,386,613        3,704,347
                                                           ------------   ------------      -----------
Expenses:
   Cost of services                                             799,045           --            799,045
   Market development                                           798,870       (639,579)(e)      159,291
   Technology development                                        35,370        (35,370)(e)
   Professional fees                                            273,234        (69,159)(e)      204,075
   General and administrative                                   790,511           --            790,511
   Depreciation and amortization                                564,139       (196,981)(e)      367,158
   Interest                                                      73,389           --             73,389
                                                           ------------   ------------      -----------
               Total expenses                                 3,334,558       (941,089)       2,393,469
                                                           ------------   ------------      -----------
Gain on sale of SFTV                                                        44,149,031 (g)   44,149,031
                                                           ------------   ------------      -----------
               Income (loss) before provision
                 for income taxes                            (1,016,824)    46,476,733       45,459,909

Provision for income deferred taxes                                --       16,800,000 (h)   16,800,000
                                                           ------------   ------------      -----------
                                                           $ (1,016,824)  $ 29,676,733      $28,659,909
                                                           ============   ============      ===========
Net income (loss) per common share                         $      (0.31)                    $      8.81
                                                           ============                     ===========
Weighted average number of common shares
   outstanding                                                3,253,000                       3,253,000
                                                           ============                     ===========

See accompanying notes to pro forma condensed consolidated financial statements.

See accompanying notes to pro forma condensed consolidated financial statements.

NATIONAL WIRELESS HOLDINGS INC.

Notes to Pro Forma Condensed Consolidated Financial Statements

(a) The Company historical financial information has been derived from the Company's quarterly report on Form 10-Q as of April 30, 1997.

(b) Represents the value of the common stock of BellSouth Corporation as of the date of sale of SFTV (June 27, 1997).

(c) Represents the assets and liabilities of SFTV transferred to BellSouth Corporation as of the date of sale as derived from the accompanying balance sheet of SFTV as of April 30, 1997. The principal assets and liabilities excluded from the sale were cash and cash equivalents and the amount due to parent.

(d) Represents gain on sale of SFTV (see (g) below), net of deferred income taxes of $16,800,000. For income tax purposes, the transaction constitutes a tax-free exchange, and the gain will be recognized only when the BellSouth common stock is sold.

(e) Represents the income and expenses of SFTV as derived from the accompanying statements of operations of SFTV for the six months ended April 30, 1997 and the year ended October 31, 1996.

(f) Represents dividends on BellSouth Corporation common stock at an annual rate of $1.44 per share.

(g)   Represents the gain on sale of SFTV computed as follows:

      Common stock of BellSouth Corporation - 1,048,321 shares    $ 48,000,000
      Estimated fees and expenses                                   (1,300,000)
      Net assets transferred                                        (2,550,969)
                                                                  ------------
                     Gain                                         $ 44,149,031
                                                                  ============
(h)   Represents the tax effect of proforma adjustments.

Report of Independent Accountants

To the Stockholder of
South Florida Television Inc.:

We have audited the accompanying balance sheets of SOUTH FLORIDA TELEVISION INC. (A Development Stage Company which is a wholly owned subsidiary of National Wireless Holdings Inc.) as of October 31, 1996 and 1995, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Florida Television Inc. as of October 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               COOPERS & LYBRAND L.L.P.

New York, New York
December 24, 1996, except as
  to Note 7 for which the date is
  June 27, 1997

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company)

Balance Sheets

                                                                                Years ended
                                                             (unaudited)        December 31,
                                                               April 30,   -------------------------
                                ASSETS:                          1997          1996         1995
                                                             -----------   -----------   -----------
Current assets:
   Cash and cash equivalents                                 $   398,026   $   658,924   $ 1,188,617
   Prepaid expenses and other current assets                       1,500        16,424        28,421
                                                             -----------   -----------   -----------
               Total current assets                              399,526       675,348     1,217,038

Wireless frequency license and acquisition costs,
   net of accumulated amortization of $316,392,$243,804 and
   $107,166, respectively                                      2,503,986     2,406,384     2,155,377
Transmission and related equipment, net of accumulated
   depreciation of $79,352, $56,498 and $14,367, respectively    184,912       207,766       110,976
Office equipment and service vehicles, net of accumulated
   depreciation of $37,681, $28,572 and $10,361 as of
   October 31, 1996 and 1995, respectively                        39,781        48,889        67,100
Deposits and other assets                                         25,790        25,790       315,235
                                                             -----------   -----------   -----------
               Total assets                                  $ 3,153,995   $ 3,364,177   $ 3,865,726
                                                             ===========   ===========   ===========
                 LIABILITIES and STOCKHOLDER'S EQUITY:

Current liabilities:
   Accounts payable and accrued expenses                     $     5,000   $     4,900   $    21,130
   Due to related party (Note 6)                                  80,000        50,000          --
   Payable to PNI (Note 3)                                       362,000       307,000       200,000
   Due to Parent                                               2,519,588     2,422,147     2,246,346
                                                             -----------   -----------   -----------
               Total current liabilities                       2,966,588     2,784,047     2,467,476
                                                             -----------   -----------   -----------
Stockholder's equity:
   Common stock ,$.10 par value: 1,000 shares authorized,
      issued and outstanding                                          10            10            10
   Additional paid-in capital                                  2,000,000     2,000,000     2,000,000
   Accumulated deficit                                        (1,812,603)   (1,419,880)     (601,760)
                                                             -----------   -----------   -----------
               Total stockholder's equity                        187,407       580,130     1,398,250
                                                             -----------   -----------   -----------
               Total liabilities and stockholder's equity    $ 3,153,995   $ 3,364,177   $ 3,865,726
                                                             ===========   ===========   ===========

See accompanying notes to financial statements.

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company)

Statements of Operations and Accumulated Deficit


                                  (Unaudited)                               Cumulative
                                  Six months                             period April 24,
                                     ended      Years ended October 31,  1994 (date of
                                   April 30,    -----------------------    inception) to
                                     1997           1996         1995     April 30, 1997
                                  -----------   -----------   ---------  ---------------
Interest income                   $    11,897   $    44,969   $  52,428   $   109,294
Service revenue                          --          78,000      52,575       130,575
                                  -----------   -----------   ---------   -----------
                                       11,897       122,969     105,003       239,869
                                  -----------   -----------   ---------   -----------
Expenses:
   Market development                 287,781       639,579     560,082     1,487,519
   Technology development                --          35,370      13,336        48,706
   Professional fees                   12,289        69,159       2,232        83,680
   Depreciation and amortization      104,550       196,981     131,036       432,567
                                  -----------   -----------   ---------   -----------
               Total expenses         404,620       941,089     706,686     2,052,472
                                  -----------   -----------   ---------   -----------
               Net loss              (392,723)     (818,120)   (601,683)   (1,812,603)

Accumulated deficit:
   Beginning of period             (1,419,880)     (601,760)        (77)         --
                                  -----------   -----------   ---------   -----------
   End of period                  $(1,812,603)  $(1,419,880)  $(601,760)  $(1,812,603)
                                  ===========   ===========   =========   ===========

See accompanying notes to financial statements.

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company)

Statements of Cash Flows


                                                         (Unaudited)
                                                          Six months                                Cumulative
                                                            ended                                period April 24,
                                                          April 30,   Years ended October 31,     1994 (date of
                                                                      -----------------------     inception) to
                                                             1997         1996         1995       April 30, 1997
                                                          ---------   -----------   -----------   --------------
Cash flows from operating activities:
   Net loss                                               $(392,723)  $  (818,120)  $  (601,683)  $(1,812,603)
   Adjustments to reconcile net loss to net cash used
      in operating activities:
         Depreciation and amortization                      104,550       196,981       131,036       432,567
   Changes in assets and liabilities:
      Prepaid expenses and other current assets              14,924       297,618       (28,421)      284,121
      Deposits and other assets                                --           3,824      (315,235)     (311,411)
      Accounts payable,  accrued expenses
         and other liabilities                               85,100       140,770       221,130       447,000
                                                          ---------   -----------   -----------   -----------
               Net cash used in operating activities       (188,149)     (178,927)     (593,173)     (960,326)
                                                          ---------   -----------   -----------   -----------
Cash flows from investing activities:
   Wireless frequency license and acquisition costs        (170,190)     (387,646)   (2,261,943)   (2,819,779)
   Acquisition of transmission and related equipment           --        (138,921)     (125,085)     (264,006)
   Acquisition of office equipment and service vehicles        --              --       (77,461)      (77,461)
                                                          ---------   -----------   -----------   -----------
               Net cash used in investing activities       (170,190)     (526,567)   (2,464,489)   (3,161,246)
                                                          ---------   -----------   -----------   -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock                      --            --       1,990,000     2,000,010
   Due to Parent                                             97,441       175,801     2,246,346     2,519,588
                                                          ---------   -----------   -----------   -----------
               Net cash provided by financing activities     97,441       175,801     4,236,346     4,519,598
                                                          ---------   -----------   -----------   -----------
               Net (decrease) increase in cash and
                 cash equivalents                          (260,898)     (529,693)    1,178,684       398,026

Cash and cash equivalents, beginning of year                658,924     1,188,617         9,933          --
                                                          ---------   -----------   -----------   -----------
               Cash and cash equivalents,
                 end of year                              $ 398,026   $   658,924   $ 1,188,617   $   398,026
                                                          =========   ===========   ===========   ===========

See accompanying notes to financial statements.

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company), Continued

1.    Formation of the Company and Basis of Presentation:

      South Florida Television Inc. (the "Company"), a development stage company, was formed on April 24, 1994 (date of inception) by National Wireless Holdings Inc. (the "Parent" or "National") as a wholly owned subsidiary to develop the Miami market (See Note 3). The accompanying financial statements have been prepared on the going-concern basis of accounting, which assumes the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has incurred operating losses since inception, and such operations and development activities have been funded entirely by its Parent. The ability of the Company to continue its development activities is dependent upon the continued funding of such activities by its Parent. The Parent has committed to the Company that it will continue to provide the funding necessary to meet its development activities through October 31, 1997 and beyond (see Note 7).

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.    Summary of Significant Accounting Policies:

      Cash Equivalents:

      The Company considers all highly liquid investments purchased with maturities, when purchased, of three months or less to be cash equivalents. Cash equivalents consist primarily of investments in various money market funds whose carrying amounts approximate fair values because of the short-term maturities of the investments.

      Wireless Frequency License and Acquisition Costs:

      Wireless frequency license and acquisition costs are capitalized and, when placed in service, amortized on the straight-line method over the remaining lives of the related agreements, which range from 5 to 10 years. License and acquisition costs are expensed when management determines that the related market will not be developed and the costs cannot be recovered through resale. If the market proceeds to development, the Company's policy is to annually assess any impairment in value based upon a comparison of projected operating cash flows from such market over its expected period of operation, on an undiscounted basis, to the carrying amount of license and acquisition costs, as well as other capitalized costs related to that market.

                                   Continued

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company), Continued

      Transmission and Related Equipment:

      Transmission and related equipment are recorded at cost and depreciation expense is provided when the assets are placed in service under the straight-line method over the estimated useful lives of the related assets (5 to 10 years).

      Office Equipment and Service Vehicles:

      Office equipment and service vehicles are recorded at cost, and depreciation expense is provided when the assets are placed in service under the straight-line method over the estimated useful lives of the related assets (3 to 10 years).

      Income Taxes:

      The Company is included in the consolidated federal, state and local income tax returns filed by National.

      The Company accounts for income taxes on a separate company basis under the liability method of accounting. Under the liability method, deferred taxes are determined on the basis of differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

      Due to Parent:

      This amount represents non-interest-bearing advances made by the Parent to support the market development and the operations of the Company. The advances have no fixed payment terms or maturity date.

3.    Development of Miami Market:

      On January 30, 1995, National and the Company entered into an agreement (the "WLRN Agreement") with Friends of WLRN, Inc. ("Friends of WLRN") pursuant to which the Company will lease excess capacity on up to 20 Instructional Television Fixed Service ("ITFS") channels licensed to Friends of WLRN, the School Board of Dade County (the "School Board") and Southern Florida Instructional Television, Inc. upon the Company's successful testing and implementation of digital compression technology. National and the Company are obliged to invest approximately $2,000,000 to develop these frequencies and will pay license fees based on the number of subscribers to its wireless cable system. License fees are subject to certain minimum amounts upon commencement of commercial service, initially $10,000 per month with escalations over the term of the agreement. Commencing in August, 1995 and ending when the Company starts paying license fees, the Company is obligated to pay a system management fee of $10,000 per month. The Company has incurred $150,000 of system management fees through October 31, 1996. The Company's utilization of such excess

                                   Continued

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company), Continued

      capacity on the ITFS channels in Dade County for the transmission of commercial programming to subscribers is subject to FCC consent to the relocation of the ITFS stations to the Company's transmission facility, use of digital compression technology and the use by the Company of all of the excess capacity on the channels after 32 virtual channels are created for use by Friends of WLRN, the School Board and Southern Florida Instructional Television, Inc. Requests for the necessary FCC consent are pending, but have been opposed by a company that is attempting to develop a wireless cable system in the adjacent West Palm Beach market and by an ITFS licensees some of whom are leasing excess capacity to that system developer. The Company and National have entered into a letter agreement with that developer providing that the parties will use their best efforts to settle the dispute, including causing affiliated licensees to agree to the execution of a formal settlement agreement by all of the ITFS and Multipoint Distribution Service ("MDS") licensees and applicants that will provide transmission capacity to the proposed Miami and West Palm Beach wireless cable systems. There can be no assurance that such formal settlement agreement will be entered into, nor can there be any assurance that the FCC will consent to the WLRN Agreement and the facilities contemplated therein, or that the Company will be able to implement adequate digital compression technology. Although the Company believes compression technology, when developed, will expand the capacity of ITFS channels to make these channels more useful for educational purposes while at the same time making them available to the Company for commercial uses, there can be no assurance that the Company will be able to use any of the Miami ITFS channels to carry out its business plan. Accordingly, there can be no assurance that the Company will develop the Miami market.

      On December 28, 1994, the Parent entered into an MDS Agreement with Private Networks, Inc. ("PNI") to lease, for an initial ten-year term and three additional renewal terms of five years each, four MDS wireless frequencies in the Miami, Florida, area and the right to lease four such frequencies in each of the following markets: Decatur, Illinois; Ithaca, New York; and, Glens Falls, New York. The lease, which was assigned to the Company shortly after December 29, 1994, provides for aggregate payments comprising an initial payment of $550,000 ($350,000 had been paid as of October 31, 1996), a monthly fee of $.50 per subscriber (subject to certain minimum payments which escalate over time and aggregated $107,000 through October 31, 1996) and the costs of constructing (estimated to be $260,000) transmitting stations for PNI in Miami, Decatur, Ithaca and Glens Falls. The Company will retain ownership of the transmitting equipment in those stations and will lease the equipment for a nominal consideration over its estimated useful life to PNI. If the Company is not the operator of the frequencies in any of the markets, PNI will either purchase the equipment in such market at its original cost less depreciation or return it. The Company has decided not to exercise its right to lease the frequencies in Decatur, Ithaca and Glens Falls.

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company), Continued

      On July 8, 1994, the Parent entered into an Asset Purchase and Sale Agreement and related MDS Service Order with Microband Corporation to purchase the license for MDS Channel 1 in Miami, Florida, for $700,000. The FCC granted its consent to the assignment on December 28, 1994. The Parent has agreed to lease this channel to the Company.

      On August 30, 1994, the Parent entered into an MDS Airtime Agreement with Via Net Companies for a lease, with an initial five-year term and an option for two additional five-year terms, of the MDS H-1 Channel for wireless cable broadcasting in Miami, Florida. Under the terms of this agreement, which was assigned to the Company shortly after August 30, 1994, the Company will pay a minimum monthly transmission fee of $1,000 plus a connection fee of $.10 per subscriber, as defined in the agreement. The Company has paid $5,000 as a deposit under this agreement as of October 31, 1996.

      On November 7, 1994, the Parent entered into an agreement with People's Choice TV Corporation ("PCTV") and another party for the purchase of MDS H-2 Channel, including all related transmission equipment in Miami, Florida, for $10,000, plus certain acquisition costs of $25,000. As a condition of the purchase, PCTV negotiated a second right of first refusal, subordinate to the right of first refusal held by Preferred Entertainment, Inc. ("PEI"), to enter into operating agreements for the Miami wireless system in the event the Company determines not to operate the system in Miami. The Parent has agreed to lease this business to the Company.

      Before the Company can make full use of the channels it will own or lease in the Miami market, it must relocate the transmitting stations to a common site. The Company has identified the site at which it will locate its transmission facilities, and applications are pending before the FCC seeking consent to the relocation. As set forth above, applications filed by the Company's ITFS affiliates have been objected to. There can be no assurance that the FCC will permit the Company to relocate all of the transmitting stations to the site selected or to permit the Company to implement digital compression technology.

      The Company believes that development of a wireless cable system in Miami depends upon the acquisition of at least 20 frequencies, and, while the Company has obtained rights to an aggregate of more than 20 frequencies in Miami, assuming use of compression technology, there can be no assurance that the Company will be able to complete developments in technology or to resolve certain regulatory issues required to launch such a system. The Company has capitalized the costs of obtaining the rights to wireless frequencies in the Miami market. The recoverability of such costs is dependent upon the successful development of a system in Miami or through the resale of such frequency rights (see Note 7). Management estimates that it will recover the carrying amount of these costs from cash flows generated by the system once it has been developed. However, it is reasonably possible that such estimate will change in the near time as a result of frequency availability, technology, regulatory or other changes.

                                   Continued

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company), Continued

4.    Lease and Purchase Commitments:

      The Company leases administrative facilities and office equipment under operating leases that expire between July 1997 and November 1999. Certain of the leases contain escalation clauses providing for increased rentals based on operating expenses or the consumer price index. Rent expense under operating leases was approximately $29,000 and $26,000 for the years ended October 31, 1996 and 1995, respectively.

      Future annual minimum rental payments as of October 31, 1996 under noncancellable operating leases are:

                      1997                      $      6,000
                      1998                             3,000
                      1999                               200
                                                -------------

                                                $      9,200
                                                =============


      Commitments relating to wireless frequency rights and technology development as of October 31, 1996 are described in Note 3.

      The Company also has commitments under antenna and tower leases. The Company is obligated under a month-to-month antenna site license agreement for approximately $500 per month. In addition, the Company's tower space lease, which expires on September 19, 1997, requires the Company to pay $2,000 a month adjusted annually by the greater of 5% or the CPI.

      The Company also entered into a consulting agreement with an individual which provides for an annual fee of $60,000 and reimbursement of certain expenses. This agreement expired in June 1996 and has been verbally extended on a month-to-month basis.

5.    Income Taxes:

      As of October 31, 1996, the Company has net operating loss carryforwards for income tax purposes of approximately $1,400,000, which will expire between October 31, 2008 and 2010.

      As of October 31, 1996, deferred tax assets, principally comprising the net operating loss carryforwards, have been offset in full by a valuation allowance.

                                   Continued

SOUTH FLORIDA TELEVISION INC.
(A Development Stage Company), Continued

6.    Related-Party Transactions:

      In fiscal 1995, the Company purchased new service vehicles for approximately $20,400 from an automobile dealership which is owned by the Chairman of the Company.

      In fiscal 1995, the Company purchased transmission equipment for $23,000 from an affiliate of the Parent.

      Two of the directors of the Parent were principal stockholders of PEI (see
      Note 3), which was acquired by PCTV, until May, 1994 and were directors of PEI until January, 1995. Until May 1994, the Chairman of the Parent was also the Chairman of PEI. The Chairman also currently beneficially owns approximately 3.8% of PCTV.

      Payments made to another subsidiary for services in connection with the development of the Miami market amounted to $45,000 and $220,000 for the years ended October 31, 1996 and 1995, respectively. Of such amounts, $45,000 and 93,000 are included in market development costs, and the balance is included in wireless frequency license and acquisition costs, respectively. At October 31, 1996, wireless frequency license and acquisition costs include an aggregate amount of $127,000 paid to such subsidiary.

      Included in wireless frequency license and acquisition costs at October 31, 1996 is $100,000 ($50,000 of which has not been paid) relating to services provided by a law firm, a partner of which is a officer of the Parent.

      The Parent allocates salary and consulting service expenses to the Company based upon an estimate of time incurred by personnel in performing Company related duties. The allocated expenses for the years ended October 31, 1996 and 1995 approximated $280,000 and $378,000, respectively. No other corporate expenses of the Parent are allocated to the Company.

7.    Sale of SFTV (Unaudited):

      The Parent completed the sale of the Company to BellSouth Corporation on June 27, 1997 (see Note 3), with all of its wireless cable assets in the Miami area, for $48 million in stock.


                                   Continued

(c)         EXHIBITS

Not applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    NATIONAL WIRELESS HOLDINGS INC.
                                    -------------------------------
                                      (Registrant)


Date:     July 11, 1997           By: /s/ Terrence S. Cassidy
                                      -----------------------------
                                          Terrence S. Cassidy, Principal
                                          Executive Officer,
                                          Principal Financial Officer and
                                          Principal Accounting Officer